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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                             -----------------------


                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934


                             ----------------------

                             DATED: OCTOBER 21, 1997




                            EMPLOYEE SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)



          ARIZONA                     0-22600                  86-0676898
(State or other jurisdiction        (Commission             (I.R.S. Employer
     of incorporation)             File Number)            Identification No.)



    6225 N. 24TH STREET, PHOENIX, ARIZONA                       85016
  (Address of principal executive offices)                   (Zip Code)



       Registrant's telephone number, including area code (602) 955-5556
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ITEM 5.     OTHER EVENTS

      On October 21, 1997, Employee Solutions, Inc. (the "Company") completed the sale of $85 million in 10% Senior Notes due 2004 in a private placement transaction to institutional and other accredited investors. Of the approximately $82 million in net proceeds of the offering, ESI used approximately $50 million to repay its existing bank indebtedness; ESI intends to use the balance for general corporate purposes. In a related transaction, ESI has also entered into an amended and restated loan agreement providing for a $20 million revolving credit facility; there no borrowings outstanding at this time under the amended credit facility.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      1.    Exhibits.  See exhibit index attached hereto.

      2.    Financial Statements.  None.



                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             EMPLOYEE SOLUTIONS, INC.


                             By:/s/ Marvin D. Brody
                                -----------------------------------------------
                                Marvin D. Brody
                                Chief Executive Officer

Date: October 27, 1997


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                            EMPLOYEE SOLUTIONS, INC.

                                    FORM 8-K

                             DATED OCTOBER 21, 1997

                                  EXHIBIT INDEX

Exhibit No.                        Description                    Filed Herewith
-----------                        -----------                    --------------
   4.1         Indenture dated October 15, 1997 among the                X
               Company, the Guarantor Subsidiaries (as defined therein) and The Huntington National Bank

   4.2         Purchase Agreement dated October 16, 1997 among           X
               the Company, the Guarantor Subsidiaries and First Chicago Capital Markets, Inc. ("FCCM")

   4.3         Registration Rights Agreement dated October 21,           X
               1997 among the Company, the Guarantor
               Subsidiaries and FCCM

   4.4         Amended and Restated Loan Agreement dated                 X
               October 21, 1997 between the Company and Bank
               One Arizona, NA

   4.5         Amended and Restated Secured                              X
               Promissory Note dated October
               21, 1997


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